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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of
Crosstex Energy, Inc.

        We consent to the incorporation by reference in the registration statements No. 333-159139, 333-114014 and 333-141024 on Forms S-8 of Crosstex Energy, Inc. of our reports dated March 1, 2013, with respect to the consolidated balance sheets of Crosstex Energy, Inc. as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2012, the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10-K of Crosstex Energy, Inc.

/s/ KPMG LLP

Dallas, Texas
March 1, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm